UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☒	Definitive Information Statement

BONAMOUR PACIFIC, INC. (Name of Registrant as Specified in its Charter)

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1

Bonamour Pacific, Inc.
5910 N. Central Expressway, Suite 900
Dallas, Texas 75206

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY

To the Stockholders of Bonamour Pacific, Inc.:

This Information Statement is furnished to holders of shares of Common Stock, $0.001 par value (the “Common Stock”) of Bonamour Pacific, Inc. (“BPI,” “we,” “us” or the “Company”).  We are sending you this Information Statement to inform you that on October 17, 2012, the Board of Directors of the Company unanimously adopted a resolution seeking stockholder approval to amend the Company’s Articles of Incorporation to change the name of the Company to “TexStar Oil Corporation”(the “Name Change Amendment”).  Thereafter, on October 17, 2012, certain stockholders of the Company holding a majority of the issued and outstanding Common Stock and Series A Preferred Stock (the “Consenting Stockholders”), adopted a resolution by written consent approving the Name Change Amendment.

The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the Consenting Stockholders.  The Name Change Amendment will not become effective before the date which is 20 days after this Information Statement was first mailed to stockholders.  You are urged to read the Information Statement in its entirety for a description of the action taken by the Board of Directors and Consenting Stockholders.

This Information Statement is being mailed on or about November 13, 2012, to stockholders of record on October 17, 2012 (the “Record Date”).

By order of the Board of Directors

/s/ Nathan Halsey
Nathan Halsey, Director, Chief Executive Officer, President and Secretary

Dallas, Texas
November 13, 2012

Bonamour Pacific, Inc.
5910 N. Central Expressway, Suite 900
Dallas, Texas 75206

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement (the “Information Statement”) is being mailed on or about November 13, 2012 to the holders of record at the close of business on October 17, 2012 (the “Record Date”), of the Common Shares, $0.001 par value (the “Common Stock”) and the Series A Preferred Shares, $0.001 par value (“Preferred Stock”) of Bonamour Pacific, Inc., a Nevada corporation (“BPI,” “we,” “us” or the “Company”), in connection with action taken by written consent of certain Consenting Stockholders (described below) in lieu of a meeting to approve a proposed amendment (“Name Change Amendment”) to BPI’s Articles of Incorporation (the “Articles”), changing the name of the Company to “TexStar Oil Corporation.”

Certain stockholders owning a majority of the shares of our issued and outstanding Common Stock and Preferred Stock (the “Consenting Stockholders”) have executed a written consent approving the Name Change Amendment. The Consenting Stockholders held approximately 99.8% of the total issued and outstanding Common Stock of the Company on the Record Date and 100% of the total issued and outstanding Preferred Stock of the Company on the Record Date, which was sufficient to approve the proposed action. Dissenting stockholders do not have any statutory appraisal rights as a result of the action taken. The Board of Directors does not intend to solicit any proxies or consents from any other stockholders in connection with this action.

Section 78.320 of the Nevada Revised Statutes (the “NRS”) generally provides that unless otherwise provided in the Company’s Articles or Bylaws, any action which may be taken at any meeting of stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such action at a meeting, then that proportion of written consents is needed. Pursuant to Section 78.320 of the NRS, the votes cast favoring the action must exceed the votes opposing the action in order to amend the Articles. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the Name Change Amendment as early as possible in order to accomplish the purposes of the Company as herein described, the Company’s Board of Directors consented to the utilization of, and did in fact obtain, the written consent of the Consenting Stockholders who collectively owned on the Record Date a majority of our outstanding Common Stock and Preferred Stock, collectively representing approximately 99.9% of the voting power of the stockholders.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the Company’s stockholders of record on the Record Date. The corporate actions will be effective 20 days after the mailing of this Information Statement (the “20-day Period”). The 20-day Period is expected to conclude on or about December 3, 2012.

The entire cost of furnishing this Information Statement will be borne by BPI. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

FORWARD LOOKING STATEMENTS

This Information Statement and other reports that the Company files with the U.S. Securities and Exchange Commission (the “SEC”) contain forward-looking statements about the Company’s business containing the words “believes,” “anticipates,” “expects” and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, stockholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, the Company has no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. An investment in the Company involves numerous risks and uncertainties, including those described elsewhere in this Information Statement. Additional risks will be disclosed from time-to-time in future SEC filings.

VOTE REQUIRED TO APPROVE THE NAME CHANGE AMENDMENT

The shares of Common Stock and Preferred Stock are the only classes of voting securities of the Company outstanding (the “Voting Stock”). Each share of Common Stock is entitled to one (1) vote per share on all matters submitted to a vote of the stockholders. As of the Record Date, there were 25,133,612 shares of Common Stock issued and outstanding.  Each share of Series A Preferred Stock is entitled to one hundred (100) votes per share on all matters submitted to a vote of the stockholders. As of the Record Date, there were 5,004,609 shares of Series A Preferred Stock issued and outstanding, collectively representing 500,460,900 votes on each matter presented to the stockholders for a vote. For the approval of the Name Change Amendment, the consent of a majority of the voting power on the Record Date, or 262,797,257 total stockholder votes, was required for approval by written consent without a meeting.

CONSENTING STOCKHOLDERS

On October 17, 2012, the Board of Directors unanimously adopted resolutions declaring the advisability of, and recommending that stockholders approve the Name Change Amendment to the Company’s Articles to change the name of the Company to “TexStar Oil Corporation.”  In connection with the adoption of this resolution, the Board of Directors elected to seek written consent of the holders of a majority of the Company’s issued and outstanding shares of Voting Stock in order to reduce cost and implement the proposals in a timely manner.

On October 17, 2012, the Consenting Stockholders, who collectively own shares of the Company’s issued and outstanding Voting Stock entitled to approximately 99.9% of the votes on all matters matters submitted to a vote of the stockholders, consented in writing to the Name Change Amendment.

Under Section 14(c) of the Exchange Act, the Name Change Amendment cannot become effective until the expiration of the 20-day Period.

The Company is not seeking any additional written consent from any stockholders and stockholders other than the Consenting Stockholders will not be given an opportunity to vote with respect to the Name Change Amendment. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purposes of giving stockholders advance notice of the actions taken, as required by the Exchange Act.

Stockholders who were not afforded an opportunity to consent or otherwise vote with respect to the actions taken have no right under Nevada law to dissent or require a vote of all stockholders.

APPROVAL OF THE AMENDMENT OF ARTICLE I OF OUR ARTICLES OF INCORPORATION TO CHANGE OUR NAME

General

Our Board of Directors and the Consenting Stockholders have approved an amendment to our Articles of Incorporation to change our name from “Bonamour Pacific, Inc.” to “TexStar Oil Corporation.”  The name change is being effected because our Board of Directors believes that the new name will better reflect the planned business operations the Company is expected to commence.

The text of the amendment is set forth in the Amendment to the Articles of Incorporation of Bonamour Pacific, Inc. (the “Amendment”) attached to this Information Statement as Appendix A.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the capital stock as of October 17, 2012, for (a) each person known by us to own beneficially 5 percent or more of the voting capital stock, and (b) each Director and executive officer who owns voting stock. Except pursuant to applicable community property laws and except as otherwise indicated, each stockholder identified in the table possesses sole voting and investment power with respect to his or her shares.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class(1)
Common Stock
As a Group	Officers and Directors (3 persons) 5910 N. Central Expressway Suite 900 Dallas, Texas 75206	25,016,700	99.8%
As Individuals	Nathan Halsey(2) 5910 N. Central Expressway Suite 900 Dallas, Texas 75206	25,016,700	99.8%
	Bon Amour International LLC 5910 N. Central Expressway Suite 900 Dallas, Texas 75206	16,700	Less than 1%
Series A Preferred Stock
As a Group	Officers and Directors (3 persons) 5910 N. Central Expressway Suite 900 Dallas, Texas 75206	5,004,609	100%
As Individuals	Nathan Halsey(3) 5910 N. Central Expressway Suite 900 Dallas, Texas 75206	5,004,609	100%
	Bon Amour International LLC 5910 N. Central Expressway Suite 900 Dallas, Texas 75206	4,609	Less than 1%

(1)	The percentages of each class are based on 25,133,612 shares of Common Stock and 5,004,609 shares of Series A Preferred Stock outstanding as of October 17, 2012.
(2)	The 25,016,700 shares of Common Stock considered beneficially owned by Mr. Halsey include 16,700 shares held by Bon Amour International, LLC (“BAI”), a company controlled by Mr. Halsey.
(3)	The 5,004,609 shares of Series A Preferred Stock considered beneficially owned by Mr. Halsey include 4,609 shares held by BAI, a company controlled by Mr. Halsey.

CHANGE IN CONTROL TRANSACTIONS

Since the beginning of the Company’s most recent fiscal year, a change of control occurred as described below, wherein Nathan Halsey, the Company’s Chief Executive Officer, President and Secretary, as well as a member of the Board of Directors, acquired control of the Company’s voting stock.  As of the Record Date, Mr. Halsey controlled 99.8% of the Common Stock of the Company and 100% of the Series A Preferred Stock.  Mr. Halsey is the sole Consenting Stockholder to the Name Change Amendment.  A description of the change in control, which occurred in a series of transactions beginning in June 2011, is described below.

Purchase Agreements with Bon Amour International, LLC

On June 23, 2011, Pam J. Halter, the Company, and BAI executed a Stock Purchase Agreement (the “Halter Agreement”), pursuant to which BAI purchased 6,837,837 shares of Company Common Stock from Ms. Halter.

On June 23, 2011, the Company also executed an additional Stock Purchase Agreement (the “Millennia Agreement,” which together with the Halter Agreement are hereby collectively referred to as the “Purchase Agreements”) with BAI, pursuant to which BAI purchased an additional 11,162,163 newly issued shares of Company Common Stock for a purchase price of $220,000.

As a result of the Purchase Agreements described above, BAI acquired an aggregate of 18,000,000 shares, representing approximately 36% of the outstanding Common Stock of the Company. Nathan Halsey is the sole Manager, Chief Executive Officer and President of BAI. BAI acquired the shares using funds from its working capital. In connection with the transactions consummated under the Purchase Agreements (the “Transactions”), (1) Pam J. Halter resigned as the Company’s sole officer and Nathan Halsey was appointed as the President and Chief Executive Officer of the Company effective June 23, 2011, (2) Ms. Halter tendered her resignation as the Company’s sole director and appointed Nathan Halsey as the new sole director of the Company, which became effective July 7, 2011, (3) the parties agreed that the Articles of Incorporation of the Company would be promptly amended to increase the shares of Common Stock authorized for issuance by the Company from 50,000,000 to 500,000,000 shares (the “Amendment”), (4) Ms. Halter agreed to vote all shares held by her by written consent to approve the Amendment, (5) the parties acknowledged and agreed that upon effectiveness of the Amendment, the Company would issue and sell additional shares of Common Stock to BAI in consideration of its contribution of certain assets to the Company, and upon issuance thereof, BAI would obtain a controlling interest in the issued and outstanding shares of Company Common Stock (the “Additional Issuance”), and (6) Ms. Halter agreed to vote her shares of Common Stock to elect and qualify a Board consisting of one person nominated by BAI until such time as the Additional Issuance is consummated.

Effective August 11, 2011, the Company amended its Articles of Incorporation, thereby changing the name of the Company to “Bonamour Pacific, Inc.” and increasing the number of authorized shares of Common Stock of the Company from 50,000,000 to 500,000,000.

On June 21, 2012, the Company entered into a Series A Preferred Stock Purchase Agreement (the "June Series A Purchase Agreement") with BAI, a Texas limited liability company. Pursuant to the June Series A Purchase Agreement, we issued 4,609 shares of our Series A Preferred Stock to BAI in exchange and as consideration for BAI’s agreement to forgive and discharge obligations of the Company in the aggregate amount of $4,609 which had previously been advanced by BAI on behalf of the Company.

On August 2, 2012, the Company effected a 1-for-1,000 reverse split of the issued and outstanding shares of the Company’s Common Stock (the “Reverse Split”).

Purchase Agreements with Nathan Halsey

On October 17, 2012, the Company entered into a Series A Preferred Stock Purchase Agreement (the "October Series A Purchase Agreement") with Nathan Halsey, a Director and our Chief Executive Officer, President and Secretary. Pursuant to the October Series A Purchase Agreement, we issued 5,000,000 shares of our Series A Preferred Stock to Nathan Halsey in exchange for cash consideration in the amount of $5,000. Simultaneously, the Company also entered into a Common Stock Purchase Agreement (the “October Common Purchase Agreement”) with Nathan Halsey. Pursuant to the October Common Purchase Agreement, we issued 25,000,000 shares of our Common Stock to Nathan Halsey in exchange for cash consideration in the amount of $25,000.

As a result of the transactions consummated under the terms of the October Series A Purchase Agreement and October Common Purchase Agreement (collectively the “October Purchase Agreements”), Nathan Halsey acquired shares of Common Stock and Series A Preferred Stock representing approximately 99.9% of the stockholder voting power of the Company. The consideration paid under the October Purchase Agreements was paid from Mr. Halsey’s personal funds.

ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports and other information with the SEC under the Securities Exchange Act of 1934, as amended. You may obtain copies of this information by mail from the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports and other information about issuers that file electronically with the SEC. The address of that website is www.sec.gov.

WRITTEN CONSENT OF THE CONSENTING STOCKHOLDERS WHO COLLECTIVELY OWN SHARES REPRESENTING A MAJORITY OF OUR COMMON STOCK HAVE CONSENTED TO THE NAME CHANGE AMENDMENT.  NO FURTHER VOTES OR PROXIES ARE NEEDED AND NONE ARE REQUESTED.  THE BOARD IS NOT REQUESTING A PROXY FROM YOU AND YOU ARE REQUESTED NOT TO SEND A PROXY.
BY ORDER OF THE BOARD OF DIRECTORS

/s/ Nathan Halsey
Nathan Halsey
President and Chief Executive Officer

APPENDIX A

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Bonamour Pacific, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article I of the Articles of Incorporation is hereby amended so as to read in its entirety as follows:

"The name of the corporation shall be TexStar Oil Corporation."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 99.9%

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 8-31-11

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